Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Uroplasty, Inc.:

     We consent to the use of our report incorporated herein by reference in this Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
July 17, 2003